Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer BlueLinx Holdings Inc. (770) 953-7505	Investor Relations: Maryon Davis, Director Finance & IR (770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
– Net Income of $0.05 Per Share on $496.8 Million Revenue –

ATLANTA – November 1, 2012 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the third quarter ended September 29, 2012.

The Company reported net income of $3.1 million, or $0.05 per diluted share for the third quarter of 2012, compared to a net loss of $6.2 million, or $0.12 per diluted share, for the third quarter of 2011.  Revenues for the third quarter were $496.8 million, up 5.1% from $472.9 million for the third quarter of 2011.

Gross profit for the third quarter totaled $60.5 million, up 3.9% from $58.3 million in the year-ago period.  Gross margins of 12.2%, compared to 12.3% a year ago, remained strong as a result of the Company’s ongoing initiatives to increase margins across all product categories combined with increases in underlying wood-based product prices and a shift to the warehouse distribution channel from the direct and reload distribution channels.

Third-quarter operating expenses of $50.3 million were down compared to $57.1 million for the same period a year ago, and included $9.2 million or $0.09 per diluted share and $2.1 million or $0.02 per diluted share in net gains from significant special items in 2012 and 2011 respectively.  Reported operating profit for the quarter was $10.3 million, compared to an operating profit of $1.2 million a year ago.

George Judd, President and Chief Executive Officer of BlueLinx stated, “We are pleased to report third-quarter net income for BlueLinx.  Looking forward, we have increased optimism that our business will continue to improve as general economic factors and leading indicators for our business point to improving market conditions and we continue to execute our strategy.”

For the nine months ended September 29, 2012, net loss totaled $11.7 million, or $0.19 per diluted share, compared with $28.3 million, or $0.75 per diluted share, a year ago.  Revenues for the nine months totaled $1.47 billion, up 7.6% from $1.36 billion the same period a year ago.  Gross profit for the nine months ended September 29, 2012 totaled $178.0 million and gross margin was 12.1%, compared with $162.2 million and 11.9% a year earlier. Total operating expenses of $167.9 million were flat compared to a year ago, and included $10.2 million or $0.10 per diluted share and $8.8 million or $0.14 per diluted share in net gains from significant special items in 2012 and 2011 respectively.

The Company’s operating results for the 2012 and 2011 third quarter and year-to-date periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

BlueLinx 3Q ’12 Press Release

in millions, except per share amounts (unaudited)	Quarters Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Pretax income (loss)	$3.0	($6.1)	($11.3)	($28.2)
Gain from sale of certain properties	(9.2)	-	(9.7)	(6.9)
Gain on modification of lease agreement	-	(2.0)	-	(2.0)
Gain from property insurance settlement	-	(1.2)	(0.5)	(1.2)
Severance related costs	-	1.1	-	1.3

Adjusted pretax loss before the effect of special interest items	(6.2)	(8.2)	(21.5)	(37.0)
Changes associated with the ineffective interest rate swap	-	-	-	(1.7)

Adjusted pretax loss	(6.2)	(8.2)	(21.5)	(38.7)
Adjusted benefit from income taxes	(2.5)	(3.1)	(8.0)	(14.8)

Adjusted net loss	($3.7)	($5.1)	($13.5)	($23.9)

Basic weighted average shares*	60.1	51.2	60.1	37.7

Adjusted basic net loss per share applicable to common shares	($0.06)	($0.10)	($0.23)	($0.63)

Diluted weighted average shares*	60.1	51.2	60.1	37.7

Adjusted diluted net loss per share applicable to common shares	($0.06)	($0.10)	($0.23)	($0.63)

* The increase in basic and diluted weighted average shares primarily results from the issuance of 28.6 million shares as a result of the July 29, 2011 rights offering.

For the quarter and year-to-date periods ended September 29, 2012, the above table reflects the following events; (i) the Company recorded a gain on the sale of certain properties; and (ii) the Company recorded a gain from a property insurance settlement.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

For the quarter and year-to-date periods ended October 1, 2011, the above table reflects the following events:  (i) the Company recorded a gain on the sale of certain properties during the first quarter of 2011; (ii) the Company recorded a gain on the modification of a lease agreement; (iii) the Company recorded a gain from a property insurance settlement; (iv) the Company recorded certain severance costs; and (v) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense.  The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra period income tax allocation to other comprehensive income and the tax effect of significant special items.  The adjusted benefit from income taxes assumes the Company’s deferred tax assets are realizable.

BlueLinx 3Q ’12 Press Release

Conference Call

BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.  Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page.  Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 48164994.  The recording will be available two hours after the conference call has concluded.  Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures

BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release.  The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

About BlueLinx Holdings Inc.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 1,900 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of approximately 55 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

BlueLinx 3Q ’12 Press Release

- Tables to Follow -

BlueLinx 3Q ’12 Press Release

BlueLinx Holdings Inc.
Statements of Operations
in thousands, except per share data

	Quarters Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$496,810	$472,898	$1,467,544	$1,364,313
Cost of sales	436,279	414,620	1,289,593	1,202,121
Gross profit	60,531	58,278	177,951	162,192
Operating expenses:
Selling, general, and administrative	48,156	54,537	161,358	159,760
Depreciation and amortization	2,106	2,559	6,553	8,120
Total operating expenses	50,262	57,096	167,911	167,880

Operating income (loss)	10,269	1,182	10,040	(5,688)
Non-operating expenses:
Interest expense	7,294	6,963	21,401	23,754
Changes associated with the ineffective interest rate swap, net	-	-	-	(1,751)
Other (income) expense, net	(16)	333	(29)	485

Income (loss) before (benefit from) provision for income taxes	2,991	(6,114)	(11,332)	(28,176)
(Benefit from) provision for income taxes	(77)	94	325	139

Net income (loss)	$3,068	$(6,208)	$(11,657)	$(28,315)

Basic weighted average number of common shares outstanding	60,118	51,183	60,073	37,696
Basic net income (loss) per share applicable to common shares	$0.05	$(0.12)	$(0.19)	$(0.75)
Diluted weighted average number of common shares outstanding	60,118	51,183	60,073	37,696
Diluted net income (loss) per share applicable to common shares	$0.05	$(0.12)	$(0.19)	$(0.75)

BlueLinx 3Q ’12 Press Release

BlueLinx Holdings Inc.
Balance Sheets
in thousands

	September 29,	December 31,
	2012	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7,874	$4,898
Receivables, net	191,740	138,872
Inventories, net	220,252	185,577
Other current assets	45,138	27,141
Total current assets	465,004	356,488

Property, plant, and equipment:
Land and land improvements	43,058	49,562
Buildings	94,070	95,652
Machinery and equipment	75,715	75,508
Construction in progress	1,036	741
Property, plant, and equipment, at cost	213,879	221,463
Accumulated depreciation	(102,413)	(98,335)
Property, plant, and equipment, net	111,466	123,128
Non-current deferred income tax assets, net	382	358
Other non-current assets	18,569	23,941
Total assets	$595,421	$503,915

Liabilities:
Current liabilities:
Accounts payable	$81,576	$70,228
Bank overdrafts	31,892	22,364
Accrued compensation	5,799	4,496
Current maturities of long-term debt	69,505	9,046
Deferred income taxes, net	382	382
Other current liabilities	11,844	16,558
Total current liabilities	200,998	123,074
Noncurrent liabilities:
Long-term debt	350,615	328,695
Other non-current liabilities	45,378	43,772
Total liabilities	596,991	495,541

Stockholders’ (Deficit) Equity:
Common stock	637	620
Additional paid-in capital	209,114	207,626
Accumulated other comprehensive loss	(21,689)	(21,900)
Accumulated deficit	(189,632)	(177,972)
Total stockholders’ (deficit) equity	(1,570)	8,374
Total liabilities and stockholders’ (deficit) equity	$595,421	$503,915

BlueLinx 3Q ’12 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
in thousands

	Nine Months Ended
	September 29,	October 1,
	2012	2011
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(11,657)	$(28,315)
Adjustments to reconcile net loss to cash used in operations:
Depreciation and amortization	6,553	8,120
Amortization of debt issuance costs	2,799	2,029
Gain from sale of properties	(9,680)	(6,939)
Gain from property insurance settlement	(476)	(1,230)
Changes associated with the ineffective interest rate swap	-	(1,751)
Vacant property charges, net	(30)	-
Gain on modification of lease agreement	-	(1,971)
Payments on modification on lease agreement	(5,875)	-
Deferred income tax benefit	(24)	(282)
Share-based compensation expense	2,097	1,578
(Increase) decrease in restricted cash related to the swap, insurance, and other	(123)	443
Changes in assets and liabilities:
Receivables	(52,868)	(65,535)
Inventories	(34,675)	(15,527)
Accounts payable	12,776	26,641
Changes in other working capital	2,859	1,365
Other	1,650	(2,439)
Net cash used in operating activities	(86,674)	(83,813)

Cash flows from investing activities:
Property, plant, and equipment investments	(2,490)	(5,767)
Proceeds from disposition of assets	18,561	8,994
Net cash provided by investing activities	16,071	3,227

Cash flows from financing activities:
Repurchase of shares to satisfy employee tax withholdings	(446)	-
Repayments on the revolving credit facilities	(345,674)	(348,877)
Borrowings from the revolving credit facilities	436,374	370,112
Payment of principal on mortgage	(8,370)	(38,724)
Payments on capital lease obligations	(604)	(1,224)
Increase in bank overdrafts	9,528	7,233
(Increase) decrease in restricted cash related to the mortgage	(15,546)	27,724
Debt financing costs	(1,683)	(2,647)
Proceeds from stock offering less expenses paid	-	58,582
Net cash provided by financing activities	73,579	72,179
Increase (decrease) in cash	2,976	(8,407)
Balance, beginning of period	4,898	14,297
Balance, end of period	$7,874	$5,890

Non Cash Transactions:
Capital leases	$32	$3,147

BlueLinx 3Q ’12 Press Release

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
in thousands, except for per share amounts

	Quarters Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax income (loss)	$2,991	$(6,114)	$(11,332)	$(28,176)
Gain from sale of certain properties	(9,151)	-	(9,680)	(6,939)
Gain on modification of lease agreement	-	(1,971)	-	(1,971)
Gain from property insurance settlement	-	(1,230)	(476)	(1,230)
Severance related costs	-	1,139	-	1,346
Adjusted pretax loss before the effect of special interest items	(6,160)	(8,176)	(21,488)	(36,970)
Changes associated with the ineffective interest rate swap	-	-	-	(1,751)
Adjusted pretax loss	(6,160)	(8,176)	(21,488)	(38,721)
Adjusted benefit from income taxes	(2,454)	(3,062)	(7,969)	(14,807)
Adjusted net loss	$(3,706)	$(5,114)	$(13,519)	$(23,914)

Basic weighted average shares	60,118	51,183	60,073	37,696
Adjusted basic net loss per share applicable to common shares	$(0.06)	$(0.10)	$(0.23)	$(0.63)
Diluted weighted average shares	60,118	51,183	60,073	37,696
Adjusted diluted net loss per share applicable to common shares	$(0.06)	$(0.10)	$(0.23)	$(0.63)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Loss
in thousands

	Quarters Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net income (loss)	$3,068	$(6,208)	$(11,657)	$(28,315)
Gain from sale of certain properties	(9,151)	-	(9,680)	(6,939)
Gain on modification of lease agreement	-	(1,971)	-	(1,971)
Gain from property insurance settlement	-	(1,230)	(476)	(1,230)
Severance related costs	-	1,139	-	1,346
Changes associated with the ineffective interest rate swap	-	-	-	(1,751)
Tax effect of selected charges	3,532	796	3,920	4,072
Valuation allowance	(1,155)	2,360	4,374	10,874
Adjusted net loss	$(3,706)	$(5,114)	$(13,519)	$(23,914)

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